UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 2, 2005

Longs Drug Stores Corporation

(Exact name of registrant as specified in its charter)

Maryland	1-8978	68-0048627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 North Civic Drive, Walnut Creek, California	94596
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (925) 937-1170

Inapplicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Option Grants to Certain Executive Officers

As previously disclosed in a Current Report on Form 8-K filed March 2, 2005 (the “Prior Report”), on February 28, 2005, stock options were granted under the Company’s 1995 Long-Term Incentive Plan to the following executive officers in the following amounts: Richard W. Dreiling (option to purchase 30,000 shares), Bruce E. Schwallie (option to purchase 30,000 shares), Steven F. McCann (option to purchase 30,000 shares), and Todd J. Vasos (option to purchase 20,000 shares). These options will have a grant date of March 7, 2005 (and not the February 28, 2005 grant date stated in the Prior Report) and an exercise price equal to the closing price of a share of Common Stock of the Company on Monday, March 7, 2005 (and not the $27.23 per share exercise price stated in the Prior Report). The options will vest in one-quarter increments per year starting on March 7, 2006. Amended Form 4 Reports will be filed for each of these option grants.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGS DRUG STORES CORPORATION

Dated: March 2, 2005	By:	/s/ William J. Rainey
William J. Rainey
	Its:	Senior Vice President, General Counsel and Secretary

3